UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2009

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 7-REGULATION FD

ITEM 7.01 – REGULATION FD DISCLOSURE/OTHER EVENTS

Standex filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC) on September 22, 2009.  Upon being declared effective, the shelf registration allows Standex to raise capital from the sale of up to $100 million in securities from time to time.  Standex does not currently have any plans or intentions to sell securities under the shelf registration statement.  The Company has filed this shelf registration statement at this time to provide flexibility to readily access the capital markets if and when an opportunity arises.  The terms of any offering would be established at the time of such offering through a written prospectus supplement.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  A copy of the prospectus may be obtained from Standex International Corporation, 6 Manor Parkway, Salem, New Hampshire 03079, Attention:  Investor Relations, Telephone: (603) 893-9701, E-Mail to:  InvestorRelations@standex.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas D. DeByle
Thomas D. DeByle Chief Financial Officer

Date: September 22, 2009

Signing on behalf of the registrant and as principal financial officer